SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INSITE VISION INCORPORATED

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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August 28, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of InSite Vision Incorporated (the “Company”) to be held on Tuesday, October 3, 2006 at 10:00 a.m. local time at InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California, 94501.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect five directors to the Board of Directors of the Company, (ii) to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate” or the “Restated Certificate of Incorporation”) increasing the number of authorized shares of common stock from 120,000,000 to 240,000,000 shares; and (iii) to ratify the appointment of Burr, Pilger & Mayer LLP as independent public accountants of the Company for the fiscal year ending December 31, 2006.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter more fully describe the business to be acted upon. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.

After reading the Proxy Statement, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope, or call the toll-free number or use the internet by following the instructions included with your proxy card, whether or not you plan to attend the annual meeting in person. Please vote as promptly as possible but no later than prior to the closing of the polls for the Annual Meeting. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE VIA TELEPHONE OR INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

Sincerely,
/s/ S. Kumar Chandrasekaran S. Kumar Chandrasekaran, Ph.D. Chairman of the Board and Chief Executive Officer

IMPORTANT

Please read the attached Proxy Statement carefully and mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, or call the toll-free telephone number or use the internet by following the instructions included with your proxy card so that if you are unable to attend the Annual Meeting, your shares may be voted. Execution of the proxy will not affect your right to vote in person if you are present at the Annual Meeting.

INSITE VISION INCORPORATED
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 3, 2006
________________

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), will be held on Tuesday, October 3, 2006 at 10:00 a.m. local time, at InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California, 94501, for the following purposes:

1. To elect five directors to the Board of Directors to serve until the 2007 Annual Meeting or until their respective successors are elected and qualified.

2. To approve an amendment to the Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 120,000,000 to 240,000,000.

3. To ratify the appointment of Burr, Pilger & Mayer LLP as independent public accountants of the Company for the fiscal year ending December 31, 2006.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our board of directors recommends that you vote “FOR” each of the proposals described in this Proxy Statement.

The Board of Directors has fixed the close of business on August 4, 2006 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available for inspection at the executive offices of the Company for a period of 10 days before the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. Please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting. Whether or not you plan to attend, to assure your representation at the meeting, please submit your Proxy and voting instructions over the Internet, by telephone, or mark, date, sign and return the enclosed Proxy card in the reply envelope provided. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be submitted over the Internet, by telephone or signed and returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your Proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your Proxy and voting instructions will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors,

/s/ S. Kumar Chandrasekaran S. Kumar Chandrasekaran, Ph.D. Chairman of the Board and Chief Executive Officer
Alameda, California

August 28, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE, OR CALL THE TOLL-FREE TELEPHONE NUMBER OR USE THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

INSITE VISION INCORPORATED
965 Atlantic Avenue
Alameda, California 94501
________________

PROXY STATEMENT
________________

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 3, 2006
______________

GENERAL INFORMATION FOR STOCKHOLDERS

The enclosed Proxy (“Proxy”) is solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), with principal executive offices at 965 Atlantic Avenue, Alameda, California 94501, for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 10:00 a.m. local time on Tuesday, October 3, 2006 at InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501.

This Proxy Statement and the accompanying form of Proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about August 29, 2006.

Record Date and Voting

Stockholders of record on August 4, 2006 (the “Record Date”) are entitled to notice of and, as described below, to vote at the Annual Meeting. A quorum must be initially present at the meeting before any proposal may be voted upon. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. As of the close of business on the Record Date, 87,895,332 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were issued and outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, or if the Proxy and voting instructions are submitted over the Internet or by telephone, such stockholder’s shares will be voted accordingly. Stockholders submitting proxies over the Internet or by telephone should not mail the Proxy card. If no choice is specified, the shares will be voted IN FAVOR OF the approval of each of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

The affirmative vote of a plurality of the shares present or represented at the meeting and voting is required for the election of Directors (Proposal 1). Pursuant to Delaware law, the five candidates for directors who receive the highest number of affirmative votes at the Annual Meeting will be elected. With regard to such election, votes may be cast in favor of, or withheld from, each nominee. The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required for the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 120,000,000 to 240,000,000 (Proposal 2). The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm (Proposal 3).

An automated system administered by the Company’s transfer agent tabulates stockholder votes. Abstentions and broker non-votes are each included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions with respect to any matter other than the election of Directors (Proposal 1) will be treated as shares present or represented by proxy and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the bank, broker or other financial institution which is the record holder of the shares but who does not receive voting instructions from the beneficial owners of those shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares, or “broker non-votes,” are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained with respect to Proposal 3 and would have the same effect as negative votes for Proposal 2.

Any stockholder or stockholder representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 965 Atlantic Avenue, Alameda, California 94501 or by telephone at (510) 865-8800. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by September 4, 2006.

IMPORTANT

Please submit your Proxy and voting instructions over the Internet or by telephone, or mark, date and sign the enclosed Proxy card, and return it at your earliest convenience in the enclosed, postage-prepaid, return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted.

Revocability of Proxies

If you vote your Proxy by mail, you may revoke or change your Proxy at any time prior to or at the Annual Meeting. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, a notice of revocation or another signed Proxy with a later date. If you choose to vote your Proxy over the Internet or by telephone, you may change your vote by voting again using the same method used for the original vote (i.e., the Internet or telephone) so long as you retain the Proxy card referencing your voter control number. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and voting instructions and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In the Company will retain an outside proxy solicitor to assist it in obtaining proxies. The Company has retained InvestorCom, Inc., a proxy solicitation firm, to assist the Company in connection with the solicitation of proxy. The fees and expenses of InvestorCom, Inc. are expected to be approximately $15,000 and will be borne by the Company. In addition, the solicitation of proxies by mail may also be supplemented by solicitation by telephone, facsimile, electronic mail or other means by directors, officers or employees of the Company. The Company will not pay any additional compensation to these individuals for any such services.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting must be received no later than April 23, 2007, in order that they may be included in the Proxy statement and form of Proxy relating to that meeting. However, if the date of the Company’s 2007 Annual Meeting is changed by more than 30 days from the date of the 2006 Annual Meeting, such proposals must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2007 Annual Meeting. In addition, the Proxy solicited by the Board for the 2007 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than July 7, 2007; or, if the date of the Company’s 2007 Annual Meeting is changed by more than 30 days from the date of the 2006 Annual Meeting, not later than a reasonable time before the Company mails its proxy materials for the 2007 Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than four nor more than six directors. The authorized number of directors is presently five. Five directors will stand for re-election at the Annual Meeting to serve until the Company’s next annual meeting, until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. There is currently one vacancy on our Board of Directors. The current vacancy will remain open and will not be filled at the Annual Meeting. The Board of Directors will vote all proxies received by them in favor of the five nominees listed below unless otherwise instructed in writing on such Proxy and voting instructions and the proxies cannot be voted for a greater number of persons than the number of nominees named. If, however, any of the nominees named in the accompanying Proxy card are unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the accompanying Proxy may recommend. The five candidates receiving the highest number of affirmative votes of the shares represented and voting at the Annual Meeting will be elected directors of the Company.

The Board of Directors recommends that the stockholders vote FOR the election of each of the following nominees to serve as directors of the Company until the 2007 Annual Meeting, until their respective successors have been elected and qualified or until their earlier death, resignation or removal.

Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for at least the last five years, certain other directorships held by them, the year in which each became a director of the Company, and their ages as of June 30, 2006:

Nominees	Position(s) with the Company	Age	Director Since
S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer	63	1989
Mitchell H. Friedlaender, M.D.	Director	60	1996
John L. Mattana	Director	77	1997
Jon S. Saxe, Esq.	Director	70	2000
Anders P. Wiklund	Director	66	1996

Business Experience of Board Nominees

S. Kumar Chandrasekaran, Ph.D. has been a Director of the Company since 1989. Dr. Chandrasekaran joined the Company in September 1987 as Vice President, Development. From 1988 to 1989, Dr. Chandrasekaran served as Vice President, Research and Development. From 1989 to 1993, Dr. Chandrasekaran served as President and Chief Operating Officer. Since August 1993, he has served as Chairman of the Board of Directors, President and Chief Executive Officer, and since December 1999, he has served as Chief Financial Officer, a position he also held from December 1995 to December 1997. Dr. Chandrasekaran holds a Ph.D. in Chemical Engineering from the University of California at Berkeley.

Mitchell H. Friedlaender, M.D. has been a Director of the Company since May 1996. He has served as an ophthalmologist at Scripps Clinic and Research Foundation (“Scripps”) since 1986 and currently serves as Head of Division of Ophthalmology and Director, LaserVision Center, Scripps Clinic. Prior to joining Scripps, Dr. Friedlaender served as a full-time faculty member at the University of California, San Francisco for 10 years. He is the founder of the Aspen Corneal Society and the Pacific Ophthalmic Forum, co-editor in chief of International Ophthalmology Clinics, a member of four scientific editorial boards, a member of the Sjogren’s Syndrome Foundation Medical Advisory Board, and former president of the Ocular Microbiology and Immunology Group. He also serves as a consultant for several pharmaceutical companies and performs clinical studies on new ophthalmic drugs. Dr. Friedlaender holds an M.B.A. from the University of Phoenix and an M.D. from the University of Michigan.

John L. Mattana has been a Director of the Company since September 1997. From 1992 to 1997, Mr. Mattana served as an Investment Vice President at New York Life Insurance Company, where he was a Director of Venture Capital Investments. From October 1997 through February 2004 he served as a Vice President at Ceptor Corporation. Mr. Mattana holds an M.B.A. from New York University.

Jon S. Saxe, Esq. has been a Director of the Company since December 1999. Mr. Saxe was also a Director of the Company from 1992 through 1997, when he resigned as a member of the Board of Directors and became Director Emeritus until December 1999. Mr. Saxe is a Director of PDL BioPharma, Inc., a biotechnology company for which he served as President from January 1995 to May 1999. Mr. Saxe served as President of Saxe Associates, a biotechnology consulting firm, from May 1993 to December 1994, President, Chief Executive Officer and a Director of Synergen, Inc., from October 1989 to April 1993, and Vice President, Licensing & Corporate Development for Hoffmann-LaRoche from August 1984 through September 1989. In addition to the Company and PDL Biopharma, Mr. Saxe serves on the board of directors of Sciele Pharmaceutical Corporation, SciClone Pharmaceuticals, Inc., Entelos, Inc. and Durect, Inc. Mr. Saxe also serves on the board of directors of several private companies. Mr. Saxe holds a B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law, and an L.L.M. from New York University School of Law.

Anders P. Wiklund has been a Director of the Company since November 1996. Since January 1997 he has served as Principal at Wiklund International Inc., an advisory firm to the biotechnology and pharmaceutical industries, and from 1997 through 2002 served as Senior Vice President at Biacore Holding Inc., a life science technology company. He served as Vice President, Corporate Business Development of Pharmacia & Upjohn from January 1996 to December 1996, as Executive Vice President of Pharmacia U.S. Inc. from 1994 to 1996 and as President and Director of Pharmacia Development Corp. from 1993 to 1994. Mr. Wiklund served as Chief Executive Officer, President and Director of KABI Pharmacia Inc. from 1990 to 1993. Mr. Wiklund serves on the board of directors of Medivir AB. Mr. Wiklund also serves on the board of directors of several private companies. Mr. Wiklund holds a Master of Pharmacy from the Pharmaceutical Institute, Stockholm, Sweden.

Board Committees and Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held four regular meetings and four special meetings. The Board of Directors has an Audit Committee, a Stock Plan and Compensation Committee, a Nominating and Corporate Governance Committee, a Financing Committee, a Mergers and Acquisitions Committee, a New Ophthalmic Opportunities Committee, and a Clinical Oversight Committee. During the 2005 fiscal year, each individual currently serving as a director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served.

Communications with the Board

The Company encourages stockholder communications with its Board of Directors. Any stockholder wishing to communicate with the Board of Directors or any individual director of the Company regarding matters concerning the Company should submit such communications in writing to the Company’s corporate secretary at the following address:

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, CA 94501
Attention: Corporate Secretary

The Company’s corporate secretary will review all such correspondence and distribute the correspondence to such members of the Board of Directors as the corporate secretary deems appropriate or advisable.

Communications Intended for Non-Management Directors

Communications that are intended specifically for non-management Directors should be sent to the postal address above to the attention of the Chair of the Nominating and Corporate Governance Committee.

Company Policy Regarding Board Member Attendance at Annual Meetings

The Company strongly encourages each director to attend its Annual Meeting of Stockholders. All of the Company’s directors attended the Company’s 2005 Annual Meeting of Stockholders.

Audit Committee

During the 2005 fiscal year, the Audit Committee was composed of three non-employee directors: John L. Mattana, Jon S. Saxe and Anders P. Wiklund. The Audit Committee met five times in 2005.

The Audit Committee appoints the Company's independent accountants; pre-approves all audit and non-audit services to be provided to the Company by the independent accountants; oversees the independence of the independent accountants; evaluates the independent accountants’ performance; receives and considers the independent accountants’ comments as to accounting and financial controls; monitors the effectiveness of the internal and external controls, oversees the Company’s financial and accounting organization and financial reporting, discusses with management and the independent auditors the results of the annual audit and the Company's annual financial statements; and discusses with management and the independent auditors, as applicable, the results of the independent auditors' interim review of the Company's quarterly financial statements, as well as the Company's earnings press releases. The Board of Directors adopted and approved a revised written charter for the Audit Committee in April 2004. A current copy of the Company’s Audit Committee charter is available on the Company’s website located at www.InSiteVision.com under “Investor Relations.” A copy of the Company’s Audit Committee charter is available to investors free of charge by writing to InSite Vision Incorporated, Investor Relations, 965 Atlantic Avenue, Alameda, CA 94501.

Among other things, under the revised charter of the Audit Committee, the Audit Committee is responsible for reviewing and approving all related party transactions, approving and monitoring the Company’s code of ethics for senior finance personnel and code of conduct for all employees and directors (including approving any waivers of such codes for directors, executive officers, and senior financial personnel), and establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, auditing or legal matters. The Company’s Code of Conduct and Code of Ethics can be found on the Company’s website located at www.InSiteVision.com under “Investor Relations.” A copy of the Company’s Code of Conduct and Code of Ethics is available to investors free of charge by writing to InSite Vision Incorporated, Investor Relations, 965 Atlantic Avenue, Alameda, CA 94501. The Company will disclose any waivers under its Code of Conduct or Code of Ethics which are granted to its directors or executive officers in a current report on Form 8-K filed with the Securities and Exchange Commission within 4 business days of any such waiver. No such waivers were granted during 2005.

The Board of Directors has determined that each of the members of the Audit Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that each member of its Audit Committee is “financially sophisticated” and that the Audit Committee therefore meets the requirement under the rules of the American Stock Exchange that at least one member of the audit committee be “financially sophisticated.” Although the Board of Directors does not believe any member of the Audit Committee currently qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission, the Company believes that the experience and financial acumen of the members of its Audit Committee is sufficient given the Company’s current needs and financial position. The Board of Directors will continue to assess the qualifications of the members of its Audit Committee, including the need to appoint a financial expert, in light of the Company’s financial complexity, position and requirements in order to best serve the interests of the Company and its stockholders.

Stock Plan and Compensation Committee

The Stock Plan and Compensation Committee (the “Compensation Committee”) currently consists of two directors: John L. Mattana and Anders P. Wiklund. The Compensation Committee met two times in the 2005 fiscal year. The Compensation Committee determines and reviews the compensation to be paid to the Company’s officers and directors and administers the Company’s 1994 Stock Option Plan (the “1994 Plan”) and the Company’s 1994 Employee Stock Purchase Plan (the “Purchase Plan”). The Board of Directors has determined that each of the members of the Compensation Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a revised written charter for the Compensation Committee in April 2004.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) currently consists of two directors, John L. Mattana and Mitchell H. Friedlaender, M.D. The Nominating Committee held one meeting during the 2005 fiscal year to recommend to the Board the nomination of directors standing for election at the Company’s 2005 Annual Meeting. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a revised written charter for the Nominating Committee in April 2004. A current copy of the Company’s Nominating Committee charter is available on the Company’s website located at www.InSiteVision.com under “Investor Relations.” A copy of the Company’s Nominating Committee charter is available to investors free of charge by writing to InSite Vision Incorporated, Investor Relations, 965 Atlantic Avenue, Alameda, CA 94501. The Nominating Committee, identifies and recommends director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings or to fill vacancies between such meetings, implements the Board’s criteria for selecting new directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications."

The Nominating Committee will consider timely suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Nominating Committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting and in accordance with the Company’s Bylaw provisions regarding stockholder proposals.

The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such Stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described below; (4) a representation that the stockholder of record is a holder of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the nomination.

Any stockholder nominations proposed for consideration by the Nominating Committee should be addressed to:

Chairman of the Nominating and Corporate Governance Committee
InSite Vision Incorporated
965 Atlantic Avenue
Alameda, CA 94501

Director Qualifications

The Nominating Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.
•	Holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.
•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.
•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.
•	Commitment to understand the Company and its business, industry and strategic objectives.
•
Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders; number of other company Boards on which the candidate serves; and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.
•	Good health, and ability to serve.
•
For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

The Nominating Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.
•
For potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially sophisticated” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

•
For incumbent directors standing for re-election, the Nominating Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths

Identifying and Evaluating Nominees for Directors

The Nominating Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.
•	Nomination of Incumbent Directors. The re-nomination of existing directors is not automatic, but is based on continuing qualification under the criteria set forth above.

o
For incumbent directors standing for re-election, the Nominating Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•
Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and American Stock Exchange rules.

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating Committee.

Financing Committee

The Financing Committee currently consists of two directors: John L. Mattana and Jon S. Saxe. The Financing Committee reviews and evaluates potential financing opportunities for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Board of Directors has determined that each of the members of the Financing Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the Financing Committee in April 2004.

Mergers and Acquisitions Committee

The Mergers and Acquisitions Committee currently consists of two directors: Jon S. Saxe and Anders P. Wiklund. The Mergers and Acquisitions Committee reviews and evaluates potential strategic business combination opportunities for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Board of Directors has determined that each of the members of the Mergers and Acquisitions Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the Mergers and Acquisitions Committee in April 2004.

New Ophthalmic Opportunities Committee

The New Ophthalmic Opportunities Committee currently consists of two directors: Mitchell H. Friedlaender and Anders P. Wiklund. The New Ophthalmic Opportunities Committee reviews and evaluates potential partnering and other collaborative arrangements for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Board of Directors has determined that each of the members of the New Ophthalmic Opportunities Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the New Ophthalmic Opportunities Committee in April 2004.

Clinical Oversight Committee

The Clinical Oversight Committee currently consists of one director: Mitchell H. Friedlander. The Clinical Oversight Committee oversees, evaluates and analyzes the structure and implementation of the Company’s clinical trials and the results of such trials and clinical programs and communicates with and advises management and the Board of Directors with respect to such activities. The Board of Directors has determined that the member of the Clinical Oversight Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the Clinical Oversight Committee in June 2004.

Compensation of Directors

During the 2005 fiscal year, each non-employee Board member was entitled to receive:

•	$2,000 for each Board meeting attended in person or by telephone, up to a maximum of $8,000 per year;
•	an additional $500 for each Audit Committee Meeting attended in person or by telephone, up to a maximum of $3,500 per year;
•	an additional $500 for each Compensation Committee Meeting attended in person or by telephone, up to a maximum of $2,000 per year;
•
an additional $12,000 per year for serving on each of the Financing Committee, the Mergers and Acquisitions Committee, the New Ophthalmic Opportunities Committee; and the Clinical Oversight Committee; and

•	reimbursement of reasonable expenses for attending any Board or committee meetings.

Under the Automatic Option Grant Program in effect under the 1994 Plan, each individual who first joins the Board as a non-employee Board member will receive, at the time of his or her initial election or appointment to the Board, an option grant to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each such option will have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service, and will vest and become exercisable for all of the option shares upon the optionee’s completion of one year of Board service measured from the grant date. However, the option will immediately vest and become exercisable for all the option shares upon certain changes in control of the Company.

Continuing non-employee Board members will each receive an automatic option grant for an additional 10,000 shares of Common Stock on the date of the first Board meeting held in December each year. In the event there is no December Board meeting in any year, then the annual option grant for that year will be made on December 15th or if December 15th is not a day on which the New York Stock Exchange is open for business such grant will be made on the immediately succeeding trading day. The option will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. The option will vest and become exercisable for all the option shares upon the optionee’s completion of one year of Board service measured from the grant date. However, the option will immediately vest and become exercisable for all the option shares upon certain changes in control of the Company.

Accordingly, on December 9, 2005, the date of the Company’s first December Board meeting in 2005, each of the following non-employee Board members received an automatic option grant to purchase 10,000 shares of Common Stock at an exercise price of $0.90 per share, the fair market value per share of Common Stock on such grant date: Messrs. Friedlaender, Mattana, Saxe and Wiklund. In addition, on December 9, 2005, each of these non-employee Board members received an additional discretionary option grant in recognition of their service to the Company on the Board of Directors to purchase 20,000 shares of Common Stock at an exercise price of $0.90 per share, the fair market value per share of Common Stock on such grant date. Each of the foregoing options to purchase Common Stock will vest and become exercisable for all the option shares on the date that is one year from the date of the grant.

Required Vote

The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 1 is required for approval of Proposal No. 1.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

PROPOSAL TWO — INCREASE IN NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

The Company is asking the stockholders to approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of the Company’s Common Stock from 120,000,000 shares to 240,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financings, acquisitions, stock splits and other corporate purposes, without the delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.

On June 30, 2006, the Company had approximately 87,895,332 shares of Common Stock issued and outstanding. Also on that date, the Company had approximately 6,541,886 shares of Common Stock subject to outstanding equity-based awards and 751,863 shares available for future grants under the Company’s 1994 Stock Option Plan, approximately 516,158 shares available for future issuance under the 1994 Employee Stock Purchase Plan and approximately 16,371,427 shares of Common Stock subject to outstanding and warrants. As such, approximately 112,076,666 shares of the Company’s 120,000,000 authorized shares have been issued or are reserved for issuance and thus few shares are available to the Company for use in connection with its future financing and other corporate needs. The lack of authorized Common Stock available for issuance could unnecessarily limit or delay the Company’s ability to pursue opportunities for future financings, acquisitions and other transactions. The Company could also be limited in its ability to effectuate future stock splits or stock dividends. In addition, the Company has 5 million authorized shares of Preferred Stock, none of which are issued or outstanding.

The availability of additional authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. The Company has no plans for such issuances and this proposal is not being proposed in response to a known effort to acquire control of the Company.

In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company’s capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.

The additional shares of Common Stock to be authorized by adoption of the amendment to the Restated Certificate of Incorporation would have rights identical to the currently outstanding shares of Common Stock, and adoption of the proposed amendment to the Restated Certificate of Incorporation would not affect the rights of the holders of currently outstanding shares of Common Stock.

Required Vote

Adoption of the amendment to the Certificate of Incorporation to increase the Company’s authorized Common Stock requires the vote of a majority of the issued and outstanding shares of the Company’s Common Stock. Votes, abstentions and broker non-votes will be counted as set forth above in the section entitled “Record Date and Voting.” If the proposal is approved, the Company intends to file an amendment to its Restated Certificate of Incorporation in substantially the form attached to this Proxy Statement as Annex A promptly after the Meeting. The amendment to the Restated Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. Thereafter, the Board of Directors would generally be free to issue Common Stock without further action on the part of the stockholders.

Recommendation of the Board of Directors

The Board believes that Proposal No. 2 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the increase in the number of shares of the Company’s authorized Common Stock from 120,000,000 shares to 240,000,000 shares.

PROPOSAL THREE — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Burr, Pilger & Mayer LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2006, and is asking the Company’s stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Burr, Pilger & Mayer LLP.

Stockholder ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Burr, Pilger & Mayer LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reevaluate whether or not to retain Burr, Pilger & Mayer LLP as the Company’s independent public accountants. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Burr, Pilger & Mayer LLP has audited the Company’s financial statements since 2004, starting with the financial statements for the fiscal year ended December 31, 2003. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Burr, Pilger & Mayer LLP during fiscal years 2005 and 2004

Principal Accountant Fees and Services

The following is a summary of the payments made by the Company to Burr, Pilger & Mayer LLP for professional services rendered during the 2005 and 2004 fiscal years:

	2005	2004
(a) Audit Fees	$114,157	$87,143
(b) Audit Related Fees	6,795	18,369
(c) Tax Fees	0	0
(d) All Other Fees	0	0

(a)
Audit fees consist of professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements. These audit fees also include professional services provided in connection with the review of the Company’s internal controls, the audit of the Company’s employee benefit plan and other statutory audits of subsidiaries or affiliates of the Company.

(b)	Audit related fees consist primarily of accounting consultations, services provided in connection with regulatory filings, technical accounting guidance and other attestation services.

(c)	Burr, Pilger & Mayer LLP did not bill the Company any amounts during the 2005 or 2004 fiscal years for tax compliance, tax advice or tax planning.

(d)	Burr, Pilger & Mayer LLP did not bill the Company any amounts during the 2005 or 2004 fiscal years for any other products or services

All of the audit fees, audit related fees and tax fees, and all other fees, were pre-approved by the Audit Committee of the Company’s Board of Directors. The Audit Committee has delegated to Mr. Jon Saxe the ability to pre-approve audit-related fees and services on behalf of the Audit Committee in accordance with Rule 10A-3 under the Securities Exchange Act of 1934.

The Audit Committee concluded that the provision of audit-related services, tax services and other non-audit services is compatible with the principal accountants’ independence.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 3 is required to ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Should such stockholder approval not be obtained, the Audit Committee will reconsider its appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Burr, Pilger & Mayer LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2006.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy and voting instructions to vote the shares they represent in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s Common Stock, as of June 30, 2006 unless otherwise noted by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) the Chief Executive Officer and each of the other Named Executive Officers of the Company, (iii) each director and nominee for director at the Annual Meeting, and (iv) all current executive officers and directors as a group. Unless otherwise indicated, the principal address of each of the stockholders below is: c/o InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below has sole voting and investment power with respect to such shares, subject to community property laws, where applicable. Information for Eli Jacobson is based upon the most recent 13G or 13G/A filed by such person with the Securities and Exchange Commission.

The percentage of beneficial ownership is calculated based on the 87,895,332 shares of Common Stock that were outstanding on June 30, 2006. This percentage also includes Common Stock of which such individual or entity had the right to acquire beneficial ownership as of June 30, 2006 or within 60 days after June 30, 2006, including but not limited to upon the exercise of options; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity.

	Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class

Eli Jacobson	5,858,528(1)	6.63%
125 Broad Street, 32nd Floor New York, NY 10004

Pinto Technology Ventures, LLP	7,490,908(2)	8.33%

S. Kumar Chandrasekaran, Ph.D.	1,720,916(3)	1.93%

Lyle M. Bowman, Ph.D.	306,661(4)	*

David F. Heniges.	192,659(5)	*

Sandra C. Heine.	247,564(6)	*

Mitchell H. Friedlaender, M.D.	140,000(7)	*

John L. Mattana	175,000(8)	*

Jon S. Saxe	152,000(9)	*

Anders P. Wiklund	150,000(10)	*

All current executive officers and directors as a group (8 persons)	3,084,800 (11)	3.41%
__________
*    Less than one percent of the outstanding Common Stock.

(1) Pursuant to a Schedule 13G dated and filed with the Securities and Exchange Commission on February 17, 2006, Eli Jacobson reported that as of February 17, 2006 he had sole voting power and sole dispositive power over 5,434,665 shares. The amount noted above also includes 423,863 shares issuable upon the exercise of warrants, purchased in the March 26, 2004, June 14, 2004 and May 26, 2005 private placements.

(2) Pinto Technology Ventures, LLP. Includes 2,036,363 shares issuable upon the exercise of warrants purchased in the May 26, 2005 and December 30, 2005 private placements.

(3) Includes 1,395,891 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(4) Includes 241,773 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(5) Comprised of 192,659 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(6) Includes 186,416 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(7) Includes 120,000 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(8) Includes 125,000 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(9) Includes 130,000 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(10) Includes 130,000 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

(11) Includes 2,521,739 shares issuable upon the exercise of stock options exercisable on June 30, 2006 or within 60 days thereafter.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, included in the Company’s Annual Report on Form 10-K for that year.

The audit committee has reviewed and discussed these audited financial statements with management of the Company.

The audit committee has discussed with the Company’s independent auditors, Burr, Pilger & Mayer LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The audit committee has received the written disclosures and the letter from Burr, Pilger & Mayer LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Burr, Pilger & Mayer LLP the independence of Burr, Pilger & Mayer LLP from the Company.

Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

John L. Mattana
Jon S. Saxe
Anders P. Wiklund

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Stock Plan and Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Stock Plan and Compensation Committee (the “Compensation Committee”) of the Board is responsible for establishing the cash and equity compensation of the Company’s Chief Executive Officer, President and Chief Financial Officer, Dr. Chandrasekaran, and the Company’s other executive officers. All decisions by the Compensation Committee with respect to cash compensation are reviewed by the full Board of Directors. However, the Compensation Committee has the sole and exclusive authority to administer the 1994 Plan and to make option grants to the Company’s executive officers under the 1994 Plan. The Compensation Committee has furnished the following report with respect to the 2005 compensation of Dr. Chandrasekaran and the Company’s other executive officers.

Compensation Policy

The Compensation Committee’s principal goals in making its executive compensation recommendations are (i) to ensure that there exists an appropriate relationship between executive pay and both the performance of the Company and stockholder value, particularly, but not exclusively, as reflected in the price of the Company’s Common Stock, and (ii) to attract, motivate and retain key executives in the face of competition within the biopharmaceutical industry for qualified personnel. To achieve these objectives, the Compensation Committee’s executive compensation policies generally integrate annual base salaries and other guaranteed payments for Dr. Chandrasekaran and the Company’s other executive officers with variable incentive bonuses and stock options primarily based upon corporate and individual performance. Performance is measured primarily by comparison with specific objectives. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options, through staged vesting provisions, perform an important role in motivating and retaining key executives.

Base Salary

The base salary levels for the executive officers were established for the 2005 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. During the 2003 fiscal year and the first six months of 2004, the Company’s executive officers other than the Chief Executive Officer agreed with the Company to reduce their salaries in light of the Company’s financial condition by a total of $242,928 and $115,753, respectively. The salary reductions agreed to by the Company’s Chief Executive Officer are described below. On June 1, 2004, the Compensation Committee determined based on the factors identified above and the Company’s then improved financial condition that it was appropriate to increase the executive officers’ base salaries back to the levels as of December 31, 2002, effective June 15, 2004. The Compensation Committee will continue to review base salaries on an annual basis and consider whether any increase in executive officer salaries and/or other forms of compensation is advisable. See “CEO Compensation” in this report.

Performance Measures

Due to the current stage of the Company’s development, the Compensation Committee believes that corporate performance is not appropriately measured in terms of traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board. Accordingly, annual incentive compensation is awarded on the basis of these factors.

The incentive compensation paid to the executive officers for the 2005 fiscal year was based primarily upon the Company’s attainment of performance milestones tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company’s technology. As of March 28, 2006, the bonuses for the 2005 fiscal year on the basis of the Company’s achievement of those milestones have not been approved or awarded to the executive officers.

Stock Option Grants

Stock option grants under the 1994 Plan are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a period of years, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee will also take into account the executive officer’s existing holdings of Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

During the 2005 fiscal year, stock options in the aggregate amount of 1,450,000 shares of Common Stock were granted to the executive officers named in the Summary Compensation Table. Please refer to the “Summary Compensation Table” and the section entitled “Option Grants in Last Fiscal Year.”

CEO Compensation

In setting the total compensation payable to Dr. Chandrasekaran, the Company’s Chief Executive Officer, President and Chief Financial Officer, for the 2005 fiscal year, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which the Company competes for executive talent.

The incentive portion of Dr. Chandrasekaran’s cash compensation earned for the 2005 fiscal year was based primarily upon the Company’s attainment of performance milestones tied to clinical and regulatory developments, results of fundraising efforts, and recognition of certain additional performance milestones achieved after the $400,000 bonus was paid to Dr. Chandrasekaran in the second quarter of the 2004 fiscal year. Dr. Chandrasekaran agreed with the Company to forego the payout of the $200,000 bonus awarded to him in 2005 until the Company completed at least one of its Phase 3 clinical trials and Company’s financial position improves to a sufficient degree that the Compensation Committee determines that such bonus can be paid without undue negative impact on the Company’s financial position. This bonus was paid during the first quarter of 2006.

Additionally, the Compensation Committee awarded a stock option grant to Dr. Chandrasekaran in the 2005 fiscal year in order to provide him with an equity incentive tied to the financial success of the Company. The option will have value for Dr. Chandrasekaran only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company’s executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a stockholder-approved plan. The cash-based compensation paid to the Company’s executive officers for the 2005 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the total cash compensation to be paid to any of the Company’s executive officers for fiscal 2006 will exceed that limit. Accordingly, the Compensation Committee has decided not to submit any of the Company’s cash incentive bonus plans for stockholder approval at the Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer be expected to exceed the $1 million level on a recurring basis as a result of their participation in one or more of the Company’s non-stockholder approved incentive bonus plans.

Submitted by the Compensation Committee
of the Board of Directors
John L. Mattana Anders P. Wiklund

Performance Graph

The following graph compares the percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock from December 31, 2000 through December 31, 2005 with (ii) the cumulative total return on (a) The American Stock Exchange (U.S. Index) and (b) The American Stock Exchange (biotech). The comparison assumes (i) an investment of $100 on December 31, 2000 in each of the foregoing indices and (ii) reinvestment of dividends, if any.

The stock price performance shown on the graph below represents historical price performance and is not necessarily indicative of any future stock price performance.

	ISV	AMEX	AMEX BIOTECH	AMEX HP&S
December 2001	100	100	100	100
December 2002	39	82	69	69
December 2003	31	111	121	121
December 2004	48	128	97	125
December 2005	45	138	121	108

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts.

Compensation Committee Interlocks and Insider Participation

During the 2005 fiscal year, the Compensation Committee consisted of John L. Mattana and Anders P. Wiklund. No member of the Compensation Committee was at any time during the 2005 fiscal year, or at any other time, an officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

During the 2005 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements

On May 30, 1995, the Company amended the 1994 Plan to implement a special change in control feature designed to protect the economic benefit of the outstanding options in the event the Company were to be acquired. As a result of this special feature, should any optionee’s service be involuntarily terminated within twelve (12) months following a Corporate Transaction in which his or her options are assumed by the successor corporation and do not otherwise accelerate at that time, then those options will accelerate and become fully exercisable for all of the option shares as fully-vested shares of Common Stock upon such involuntary termination. A “Corporate Transaction” under the 1994 Plan is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation of the Company.

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation earned by the Company’s Chief Executive Officer and each of the Company’s other executive officers whose salary and bonus for fiscal year 2005 was in excess of $100,000, for services rendered in all capacities to the Company for the 2005, 2004 and 2003 fiscal years (the “Named Executive Officers”). No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 2005 fiscal year resigned or terminated employment during that fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Other Annual Compensation ($)(4)	Securities Underlying Options (#)
S. Kumar Chandrasekaran, Ph.D.	2005	390,000	200,000	5,782	1,000,000
Chairman of the Board,	2004	222,632	400,000	2,772	180,000
President, Chief Executive	2003	104,085	---	730	295,000
Officer and Chief Financial Officer

Lyle M. Bowman, Ph. D.	2005	220,000	---	2,012	175,000
Vice President, Development	2004	156,065	140,000	1,806	60,000
and Operations	2003	103,443	---	491	65,000

David Heniges	2005	235,000	---	3,326	125,000
Vice President and General	2004	143,882	120,000	2,772	45,000
Manager, Commercial	2003	69,329	---	730	40,000
Opportunities

Sandra C. Heine	2005	147,250	---	288	150,000
Vice President, Finance and
Administration

(1) Principal Position determined as of December 31, 2005.
(2) During 2003, the executive officers agreed to reduce their annual salaries by the following amounts: Dr. Chandrasekaran $245,915, Dr. Bowman $97,257 and Mr. Heniges $145,671. This agreement continued until June 15, 2004 and resulted in 2004 salary reductions of the following amounts: Dr. Chandrasekaran $127,368, Dr. Bowman $44,635 and Mr. Heniges $71,118.
(3) The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.
(4) Represents amounts for excess life insurance coverage.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the stock options granted during the 2005 fiscal year to the executive officers named in the Summary Compensation Table. Except for the limited right described in footnote (1), no stock appreciation rights were granted to those individuals during such fiscal year.

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal	Exercise or Base Price ($/Share)	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	(#)(1)	Year (2)	(3)	Date	5% (4)	10% (4)
S. Kumar Chandrasekaran, Ph.D.	(a) 1,000,00	46.0%	$0.63	6/1/15	396,204	1,004,058
Lyle M. Bowman	(a) 175,000	8.1%	$0.75	6/1/14	69,336	175,710
David Heniges	(a) 125,000	5.7%	$0.88	3/30/14	49,525	125,507
Sandra C. Heine	(a) 150,000	6.9%	$0.75	6/1/14	59,431	150,609
______________________

(1) Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. The option granted will vest and become exercisable:

(a) for twenty five percent (25%) of the option shares upon the completion of one (1) year of service measured from the grant date and will vest and become exercisable for the balance of the option shares on a daily basis over the next three years of service thereafter (the “Normal Vesting Schedule”).

However, each option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the successor entity. The option, to the extent so assumed, will subsequently vest in full should the optionee's employment be terminated (whether involuntarily or through a resignation following a material change in the optionee's duties and responsibilities, level of compensation, or principal place of employment) within twelve (12) months following the acquisition in which that option does not otherwise vest on an accelerated basis. The option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding voting securities. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of (i) the highest price paid per share of the Company's Common Stock in such hostile tender offer over (ii) the exercise price payable per share under the cancelled option. The exercise price may be paid in cash or in shares of Common Stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. For additional information on option acceleration provisions, please see “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” above.

(2) Represents the individual’s percentage (%) of the total options granted to all employees in the 2005 Fiscal Year as determined with respect to each individual grant in the 2005 Fiscal Year to the particular individual.

(3) The exercise price may be paid in cash, in shares of the Company’s common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares.

(4) There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises and Fiscal Year-End Holdings

The following table sets forth information concerning the exercise of options during the 2005 fiscal year by the Company’s Chief Executive Officer and each of the Company’s other Named Executive Officers and the unexercised options held by such individuals at the end of such fiscal year. Except for the limited rights described in footnote (1) to the Summary Option Grant Table above, no stock appreciation rights were exercised by such individuals during the 2005 fiscal year, and no outstanding stock appreciation rights remain outstanding at the end of such fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of Shares Acquired On Exercise	Aggregate Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
Name	(#)	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
S. Kumar handrasekaran, Ph. D	None	$0	1,075,372	1,014,628	$370,739	$969,261

Lyle M. Bowman	None	$0	183,158	186,842	$20,017	$31,683

David Heniges	None	$0	141,068	143,932	$9,900	$22,700

Sandra C. Heine	25,000	$2,250	154,407	165,593	$13,016	$27,434
__________
(1) Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.
(2) Calculated on the basis of the closing sale price per share of the Common Stock on the American Stock Exchange of $0.83 on December 31, 2005 less the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the following compensation plans under which the Company’s equity securities are authorized for issuance:

•	InSite Vision Incorporated 1994 Stock Option Plan (the “1994 Plan”)
•	InSite Vision Incorporated 1994 Employee Stock Purchase Plan (the “Purchase Plan”)

Each of these plans has been approved by the Company’s stockholders. The following table sets forth the number of shares of the Company’s Common Stock subject to outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of shares remaining available for future grants under these plans as of December 31, 2005.

	A	B	C
Plan Category	Number of Shares of the Company’s Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of the Company’s Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	5,554,990	$1.15	624,077	(1)
Equity Compensation Plans Not Approved by Stockholders	0	0	0
Total	5,554,990	$1.15	624,077

(1)   Of the total number of shares available, 218,455 were available for additional stock option grants under the 1994 Plan and 423,622 were available for purchases under our Purchase Plan. In addition, the number of shares of the Company’s Common Stock available for issuance under the 1994 Plan will automatically increase on the first day of January each year during the term of the 1994 Plan (which is currently scheduled to expire in 2008) by an amount equal to two percent (2%) of the total number of shares of the Company’s Common Stock issued and outstanding on the last day of December in the immediately preceding year. In addition, the number of shares of the Company’s Common Stock available for issuance under the Purchase Plan will automatically increase on the first trading day in January each year during the term of the Purchase Plan (which is currently scheduled to expire in 2008) by an amount equal to one-half-percent (0.5%) of the total number of shares of the Company’s Common Stock issued and outstanding as of the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 125,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law. Each of the current directors and executive officers of the Company has entered into separate indemnification agreements with the Company. In addition, the Certificate limits the liability of directors to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

Interested Transactions

In July 2003, we issued a $400,000 short-term senior secured note payable to Dr. Chandrasekaran, our chief executive officer, chief financial officer, and a member of our board of directors, for cash. As of July 1, 2006, $231,000 in principal amount remained outstanding under this note. This note bears an interest rate of five and one-half percent (5.5%) and is due on the earlier to occur of March 31, 2007 or upon an event that triggers a Mandatory Redemption of the notes issued in our December 2005/January 2006 offering of senior secured notes, and is secured by a lien on all of our assets including our intellectual property. In addition the senior secured notes are secured by a lien on all our assets and are on parity with the note issued to Dr. Chandrasekaran.

In addition to the note issued to Dr. Chandrasekaran referenced above, from June 2003 through November 2003, the Company issued a series of unsecured short term notes payable with a total principal amount of $178,500 in respect of loans made to the Company by other members of the Board of Directors and Named Executive Officers, including the issuance of a note in principal amount of $55,000 issued to Dr. Friedlaender. As of March 31, 2006, an aggregate principal amount of $35,000 plus accrued interest remains outstanding under such notes. These notes bear an interest rate of 2% and are due on the earlier to occur of March 31, 2007 or upon an event that triggers a Mandatory Redemption of the notes issued in the offering of our Senior Secured Notes.

Each of the transactions set forth above was approved by the Board of Directors and the Company believes that each such transaction was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Pursuant to recently adopted American Stock Exchange regulations, the Company’s corporate governance policies and its revised Audit Committee charter, all future related-party transactions will be reviewed and approved by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the United States Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Securities Exchange Act of 1934, as amended, to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2005, its officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

FORM 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the SEC on March 31, 2006. A copy of the Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders may also obtain a copy of the Annual Report on Form 10-K, without charge, by writing to Ms. Sandra C. Heine, the Company’s Vice President of Finance and Administration at the Company’s headquarters at 965 Atlantic Avenue, Alameda, California 94501.

BY ORDER OF
THE BOARD OF DIRECTORS OF
INSITE VISION INCORPORATED

/s/ Lyle M. Bowman, Ph.D.
Lyle M. Bowman, Ph.D.
Secretary

Dated: August 28, 2006

ANNEX A

FORM OF
CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
INSITE VISION INCORPORATED
a Delaware Corporation

INSITE VISION INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY THAT:

ONE:  The amendment to the Corporation’s Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

TWO:  The first paragraph of Section A of ARTICLE IV of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“(A) Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Two Hundred Forty-Five Million (245,000,000) of which Two Hundred Forty Million (240,000,000) shares, par value of $0.01 per share, shall be Common Stock (the “Common Stock”) and Five Million (5,000,000) shares, par value of $0.01 per share, shall be Preferred Stock (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by S. Kumar Chandrasekaran, Ph.D., its Chief Executive Officer, and attested by Lyle M. Bowman, Ph.D., its Secretary, on this [•] day of October, 2006.

INSITE VISION INCORPORATED

By:
Name:	S. Kumar Chandrasekaran, Ph.D.
Title:	Chief Executive Officer

Attest:
Name:	Lyle M. Bowman, Ph.D.
Title:	Secretary

INSITE VISION INCORPORATED

965 ATLANTIC AVENUE
ALAMEDA, CALIFORNIA 94501

PROXY

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS
OF INSITE VISION INCORPORATED FOR ANNUAL MEETING

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on October 3, 2006 and the accompanying Proxy Statement, and appoints each of S. Kumar Chandrasekaran, Ph.D. and Sandra Heine as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of InSite Vision Incorporated (the “Company”), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at InSite Vision, 965 Atlantic Avenue, Alameda, California, 94501 on October 3, 2006 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote FOR each of the directors listed and a vote FOR each of the proposals. This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS LISTED AND FOR EACH OF THE PROPOSALS IF NO SPECIFICATION IS MADE.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

INSITE VISION INCORPORATED 965 ATLANTIC AVENUE ALAMEDA, CA 94501
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to InSite Vision Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSITE VISION INCORPORATED

1.	To elect the following five directors to serve until the 2007 Annual Meeting of Stockholders or until their respective successors are elected and qualified.
		For	Withhold	For All	To withhold authority to vote,
	01) S. Kumar Chandrasekaran, Ph.D. 04) Jon S. Saxe	All	All	Except	mark “For All Except” and
write the nominee’s number
	02) Mitchell H. Friedlaender, M.D. 05) Anders P. Wiklund	☐	☐	☐	on the line below.

03) John L. Mattana

Vote On Proposal

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of	For	Against	Abstain
	shares of common stock authorized for issuance from 120,000,000 to 240,000,000.	☐	☐	☐

3.	To ratify the appointment of Burr, Pilger & Mayer LLP as independent public	For	Against	Abstain
	accountants of the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign where indicated below exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. If the shares are registered in the names of two or more persons, each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporate, please sign in full corporate name by an authorized officer, or if a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Signature	Date	Signature (Joint Owner)	Date